Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on February 3, 2021, by and among New Starship Parent Inc., a Delaware corporation (the “Issuer”), FTAC Olympus Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, the Issuer is concurrently with the execution and delivery hereof entering into the Agreement and Plan of Reorganization (as amended or modified, the “Reorganization Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Reorganization Agreement), by and among the Issuer, SPAC, Starship Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Issuer (“First Merger Sub”), Starship Merger Sub II Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Issuer (“Second Merger Sub”), and Payoneer Inc., a Delaware corporation (“Payoneer”), pursuant to which the parties intend to effect the Mergers (as defined below) whereby (i) First Merger Sub shall be merged with and into Payoneer (the “Payoneer Merger”), with Payoneer surviving as a direct wholly owned subsidiary of Issuer and (ii) simultaneous with the Payoneer Merger, Second Merger Sub shall be merged with and into SPAC (the “FTOC Merger” and, together with the Payoneer Merger, the “Mergers”), with SPAC surviving as a direct wholly owned subsidiary of Issuer, on the terms and subject to the conditions set forth therein (the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of shares of the Issuer’s common stock, par value $0.01 per share (the “Shares”), as set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share (the “Per Share Price”) and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Closing (as defined below);

WHEREAS, the Issuer, SPAC and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, in connection with the Transactions, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act) (the “Other Subscribers”), have (severally and not jointly) entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase Shares on or prior to the Closing at the Per Share Price; and

WHEREAS, the aggregate amount of Shares to be sold by Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals 30,000,000 Shares.

For ease of administration, this single Subscription Agreement may be executed by more than one Subscriber so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that (i) the Subscription Agreement shall be treated as if it were a separate agreement with respect to each Subscriber listed on the signature page, as if each Subscriber entity had executed a separate Subscription Agreement naming only itself as Subscriber, and (ii) no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any other Subscriber so listed.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.  Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2.  Closing.

a.  The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions and shall occur immediately prior thereto. Not less than five Business Days (as defined below) prior to the scheduled closing date of the Transactions (the “Closing Date”), the Issuer and SPAC shall provide written notice to Subscriber (the “Closing Notice”) of such Closing Date. Subscriber shall deliver to the Issuer and SPAC no later than two Business Days before the Closing Date (as specified in the Closing Notice or such other date as otherwise agreed to by the Issuer, SPAC and the Subscriber, the “Purchase Price Payment Date”) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds (i) to the account specified by the Issuer in the Closing Notice, to be held by the Issuer in escrow for the benefit of the Subscriber until the Closing or (ii) to an account specified by the Issuer otherwise mutually agreed by the Subscriber and the Issuer (“Alternative Settlement Procedures”). For the avoidance of doubt, mutually agreeable Alternative Settlement Procedures shall include, without limitation, the Subscriber delivering to the Issuer and SPAC on the Closing Date the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice against delivery to the undersigned of the Acquired Shares in book entry form as set forth in the following sentence.1 On the Closing Date, the Issuer shall deliver to Subscriber (1) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those set forth in this Subscription Agreement or arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (2) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date (the “Subscriber’s Deliveries”). Unless otherwise provided pursuant to Alternative Settlement Procedures, upon the transfer of the Subscriber’s Deliveries by the Issuer to the Subscriber, (or its nominee in accordance with its delivery instructions) the Issuer shall release the Purchase Price from the escrow to the Issuer. In the event the closing of the Transactions does not occur within two Business Days of the Closing Date specified in the Closing Notice, unless otherwise instructed by the Issuer and the Subscriber, the Issuer shall promptly (but not later than one Business Day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber. Notwithstanding such return, (i) failure to close on the Closing Date contained in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived, and (ii) Subscriber shall remain obligated to (A) redeliver funds to the Issuer following the Issuer and SPAC’s delivery to Subscriber of a new Closing Notice with a new Closing Date in accordance with this Subscription Agreement and (B) consummate the Closing upon satisfaction of the conditions set forth in this Section 2, subject to termination of this Agreement in accordance with Section 7 below. For purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by law or regulation to close.

b.  The Closing shall be subject to the conditions that, at the Closing:

(i)  solely with respect to Subscriber, the representations and warranties made by the Issuer and SPAC (other than the representations and warranties set forth in Section 3(b), Section 3(c) and Section 3(g)) in this Subscription Agreement shall be true and correct in all material respects as of the Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect (as defined below), which shall be true and correct in all respects as of the Closing), and the representations and warranties made by SPAC set forth in Section 3(b), Section 3(c) and Section 3(g) shall be true and correct in all respects as of the Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date);

(ii)  solely with respect to the Issuer and SPAC, the representations and warranties made by the Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or material adverse effect, which shall be true and correct in all respects as of the Closing), in each case without giving effect to the consummation of the Transactions.

1 NTD: Require same day funding for Fidelity, BlackRock and certain mutual funds.

(iii)  solely with respect to Subscriber, the Issuer and SPAC shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer or SPAC to consummate the Closing;

(iv)  solely with respect to the Issuer and SPAC, Subscriber shall have delivered the Purchase Price in compliance with the terms of this Subscription Agreement;

(v) no governmental authority having jurisdiction shall have enacted, issued, promulgated, enforced or entered any material judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;

(vi)  no suspension of the qualification of the Common Stock for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Common Stock on Nasdaq Capital Market (“Nasdaq”), and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Acquired Shares shall be approved for listing on Nasdaq, subject to official notice of issuance;

(vii)  all conditions precedent to the closing of the Transactions set forth in the Reorganization Agreement, shall have been satisfied or waived by the party entitled to the benefit thereof under the Reorganization Agreement (other than those conditions that may only be satisfied at the closing of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the closing of the Transactions) and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing;

(viii)  the subscriptions contemplated by the Other Subscription Agreements executed by the Other Subscribers shall have been or will be consummated substantially concurrently with the Closing; and

(ix)  there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any such Other Subscriber thereunder unless the Subscriber has been offered substantially the same benefits; provided, however, that nothing in this Section 2(b)(ix) shall apply to any amendment, waiver or modification of the subscription agreement entered into with Cohen & Company, LLC or its affiliate on the date hereof that provides, as permitted by Section 4(k) hereof, that Cohen & Company, LLC or its affiliate may increase the number of Acquired Shares to be purchased under such agreement at any time prior to Closing.

c.  At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. SPAC Representations and Warranties. SPAC represents and warrants that:

a. SPAC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement, the Reorganization Agreement and the Other Subscription Agreements (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by SPAC and, assuming that the Transaction Documents constitute the valid and binding agreement of the other parties thereto, are valid and binding obligations of SPAC, and are enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents, and the consummation of the other transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject; (ii) the organizational documents of SPAC; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over SPAC or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, condition (including financial condition) or results of operations of SPAC or the legal authority or ability of SPAC to perform in any material respects its obligations hereunder (an “SPAC Material Adverse Effect”).

d.  There are no securities or instruments issued by or to which SPAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date, including such provisions in SPAC’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), pursuant to the terms of SPAC’s certificate of incorporation.

e.  SPAC is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of SPAC, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, SPAC is a party or by which SPAC’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over SPAC or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a SPAC Material Adverse Effect.

f.  SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SPAC of this Subscription Agreement, other than (i)  filings required by applicable federal and state securities laws, (ii) the filings required in accordance with Section 10(r) of this Subscription Agreement; (iii) those required by Nasdaq, including with respect to obtaining approval of SPAC’s shareholders; (iv) those that will be obtained on or prior to the Closing and (v) any filing, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a SPAC Material Adverse Effect.

g. As of the date of this Subscription Agreement and as of immediately prior to the Closing Date, the authorized capital stock of SPAC consists of (i) 5,000,000 preference shares, par value $0.0001 per share (“Preference Shares”) and (ii) 550,000,000 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), including (1) 500,000,000 Class A Ordinary Shares and (2) 50,000,000 Class B Ordinary Shares. As of the date of this Subscription Agreement, (i) no Preference Shares are issued and outstanding, (ii) 77,644,376 Class A Ordinary Shares are issued and outstanding, (iii) 19,411,094 Class B Ordinary Shares are issued and outstanding and (iv) 24,181,215 redeemable warrants and 723,478 private placement warrants are outstanding. All (i) issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Reorganization Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any Ordinary Shares or other equity interests in SPAC, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, SPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any securities of the SPAC, other than (A) as set forth in the SEC Documents (as defined below) and (B) as contemplated by the Reorganization Agreement. Except as disclosed in the SEC Documents, as of September 30, 2020, SPAC had no outstanding indebtedness and will not have any outstanding long-term indebtedness as of the Closing Date.

h. SPAC is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, be reasonably expected to have a SPAC Material Adverse Effect. SPAC has not received any written communication from a governmental entity that alleges that the SPAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a SPAC Material Adverse Effect.

i. The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “FTOC.” There is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the Securities and Exchange Commission (the “Commission”) with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of SPAC’s continued listing application in connection with the Transactions. SPAC has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act or the listing of the Class A Ordinary Shares on Nasdaq.

j.  SPAC’s public reports filed with the Commission, and all subsequent reports (collectively, the “Exchange Act Reports”) that have been timely filed with the Commission or sent to shareholders, pursuant to Section 13 of the Exchange Act complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. SPAC has timely filed each report, statement, schedule, prospectus, and registration statement that SPAC was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of SPAC’s filings with the Commission (the “SEC Documents”). In addition, SPAC has made available to Subscriber (including via the Commission’s EDGAR system) a copy of the Exchange Act Reports since its initial registration of the Class A Ordinary Shares with the Commission. Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Documents was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of SPAC as at the respective dates thereof and for the respective periods indicated therein.

k. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a SPAC Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC , threatened against SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against SPAC.

l.  Neither SPAC nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does SPAC or any of its subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

m.  Except for discussions specifically regarding the offer and sale of the Acquired Shares, SPAC confirms that neither it nor any other person acting on its behalf has provided Subscriber or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning SPAC or any of its subsidiaries, other than with respect to the Transactions and the transactions contemplated by this Subscription Agreement. SPAC understands and confirms that Subscriber will rely on the foregoing representations in effecting transactions in securities of the Issuer. Except with respect to the Transactions and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by SPAC but which has not been so publicly disclosed.

n. Each of SPAC, First Merger Sub, Second Merger Sub, any of their respective directors and officers and, to SPAC’s knowledge, Payoneer, any of Payoneer’s directors and officers and any of SPAC’s, First Merger Sub’s, Second Merger Sub’s and Payoneer’s employees, representatives, agents and any person acting on its or their behalf is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

o. (i) Each of SPAC, First Merger Sub, Second Merger Sub any of their respective directors and officers and, to SPAC’s knowledge, Payoneer, any of Payoneer’s directors and officers and any of SPAC’s, First Merger Sub’s, Second Merger Sub’s and Payoneer’s employees, representatives, agents and any person acting on its or their behalf has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including the U.S. Foreign Corrupt Practices Act of 1977, as amended), (ii) SPAC, First Merger Sub and Second Merger Sub and, to SPAC’s knowledge, Payoneer has instituted and maintains systems, policies and procedures designed to prevent violation of such laws, regulations and rules and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over SPAC, First Merger Sub, Second Merger Sub or, to SPAC’s knowledge, Payoneer with respect to such laws, regulations and rules is pending and, to SPAC’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

p. No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Issuer or, to the Issuer’s knowledge, any Issuer Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Issuer has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Issuer Covered Person” means, with respect to the Issuer as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

4.  Issuer Representations and Warranties. The Issuer represents and warrants that:

a.  The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.  The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

c.  The Transaction Documents have been duly authorized, executed and delivered by the Issuer and, assuming that the Transaction Documents constitute the valid and binding agreement of the other parties thereto, are valid and binding obligations of the Issuer, and are enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies, and (ii) principles of equity, whether considered at law or equity.

d.  The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, condition (including financial condition), or results of operations of the Issuer or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of the Issuer to perform in any material respects its obligations hereunder (an “Issuer Material Adverse Effect”).

e.  The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer is a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect.

f.  The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including the issuance of the Acquired Shares), other than (i) the filing with the Commission of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) those that will be obtained on or prior to the Closing and (iv) any filing, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect.

g.  As of the date of this Subscription Agreement, the authorized capital stock of the Issuer is 1,000 shares of Common Stock, par value $0.01 per share, none of which are issued and outstanding. Except as set forth above and pursuant to the Other Subscription Agreements and the Reorganization Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any shares of Common Stock or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than First Merger Sub and Second Merger Sub, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Reorganization Agreement.

h.  The Issuer is in compliance with all applicable laws, except where such non-compliance with not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have an Issuer Material Adverse Effect.

i.  Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

j.  Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Acquired Shares.

k.  Except for any Alternative Settlement Procedures, the Issuer has not entered into any Other Subscription Agreement (or side letter or similar agreement in respect thereof) on terms (economic or otherwise) that are materially more favorable to such subscriber or investor than as set forth in this Subscription Agreement; provided, however, that Subscriber acknowledges that the subscription agreement entered into with Cohen & Company, LLC or its affiliate provides that Cohen & Company, LLC or its affiliate may increase the number of Acquired Shares to be purchased under such agreement at any time prior to Closing.

l.  Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Issuer.

m.  Except as provided in this Subscription Agreement and the Other Subscription Agreements, none of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

n.  Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

o. Each of the Issuer and any of its directors and officers is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by OFAC, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

p. (i) Each of the Issuer and any of its directors and officers has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including the U.S. Foreign Corrupt Practices Act of 1977, as amended), (ii) the Issuer maintains systems, policies and procedures designed to prevent violation of such laws, regulations and rules and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over the Issuer, with respect to such laws, regulations and rules is pending and, to the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

q. Except for placement fees payable to the Placement Agents (as defined herein), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer.

r. There are no securities or instruments issued by or to which Issuer is a party containing antidilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date.

s. Neither the Issuer, nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

5. Subscriber Representations and Warranties. Subscriber represents and warrants that:

a.  Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b.  This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer and SPAC, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary action on the part of Subscriber.

d. The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) Subscriber’s organizational documents or under any law, rule, regulation, agreement or other obligation by which Subscriber is bound; (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties, that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to perform in any material respects its obligations hereunder.

e.  Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501 under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) or it is an “institutional account” (as defined in FINRA Rule 4512(c)) of an investment adviser to which Subscriber has delegated investment decision making authority, (iii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is a “qualified institutional buyer” and is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

f.  Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber understands that it is acquiring its entire ownership interest in the Acquired Shares for Subscriber’s own account for investment purposes only and not with a view to any distribution of the Acquired Shares in any manner that would violate the securities laws of the United States or any other jurisdiction. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to the Issuer) have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

g.  Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer, the SPAC or any of their respective officers, directors or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

h.  If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of ERISA, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

i.  In making its decision to purchase the Acquired Shares, Subscriber represents that it has conducted and completed its own independent due diligence and has independently made its own analysis and decision with respect to the Subscription. Subscriber further represents that, except for the investor presentation to be filed by the SPAC as an exhibit to its Current Report on Form 8-K filed pursuant to Section 10(r) below and the representations, warranties, covenants and agreements made by Issuer and SPAC herein, it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice Subscriber deems appropriate) with respect to the Subscription, the Acquired Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber acknowledges and agrees that it has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer, SPAC, Payoneer and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information from the Issuer directly as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber acknowledges and agrees that it has not relied on any statements or other information provided by the Placement Agents or any of the affiliates thereof with respect to the Transactions, the Issuer, SPAC, Payoneer or its decision to purchase the Acquired Shares other than the representations, warranties, covenants and agreements made by Issuer and SPAC herein. Subscriber further acknowledges that the information provided to the Subscriber (other than the information reflected in the representations and warranties made herein) is preliminary and subject to change, and that any changes to such information following the date hereof, including any changes based on updated information, shall in no way affect the Subscriber’s obligation to purchase the Acquired Shares hereunder.

j.  Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer, SPAC or by means of contact from Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., each acting as placement agent for the Issuer (collectively, the “Placement Agents”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer, SPAC or by contact between Subscriber and one or more Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares were not offered by any form of general advertising or, to its knowledge, general solicitation.

k. Subscriber acknowledges and agrees that (a) the Placement Agents are acting solely as placement agents in connection with the Subscription and are not acting as underwriters or in any other capacity and are not and shall not be construed as a fiduciary for Subscriber, the Issuer, SPAC or any other person or entity in connection with the Subscription, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Subscription, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Issuer, the SPAC or the Subscription, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Issuer, SPAC or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Subscription, except in each case, to the extent resulting from such Placement Agent’s own gross negligence, fraud or willful misconduct.

l. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial, business and private equity matters as to be capable of evaluating the merits and risks of an investment, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

m.  Subscriber represents and acknowledges that, alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

n. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

o.  Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the OFAC List, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

p.  If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither the Issuer, SPAC, nor any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares.

p. Subscriber has, and at the Purchase Price Payment Date and the Closing will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

6.            Registration Rights.

a.  The Issuer agrees that, within 15 Business Days after the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the Filing Date (or, if the Commission notifies the Issuer that it will “review” the Registration Statement, the earlier of (x) the 90th calendar day following the Filing Date or (y) the first anniversary of the date of this Agreement) and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations, provided, further, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber, the intended method of disposition of the Acquired Shares (which shall be limited to non-underwritten public offerings) and such other information as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Issuer’s Annual Report on Form 10-K for its first completed fiscal year. With respect to the information to be provided by Subscriber pursuant to this Section 6(a), the Issuer shall request such information from Subscriber at least five Business Days prior to the anticipated filing date of the Registration Statement, and the Issuer shall provide a draft of the Registration Statement to the Subscriber for review at least three Business Days in advance of filing the Registration Statement. Any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 6. If the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the SEC. In such event, the number of Acquired Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Issuer will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which each undersigned party with Registrable Securities included in such Registration Statement have notified the Issuer that such Registrable Securities have actually been sold. The Issuer will provide all customary and commercially reasonable cooperation necessary to enable the undersigned to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the primary stock exchange on which its Shares are then listed, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Issuer issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of (A) when the undersigned ceases to hold any Registrable Securities, (B) the date all Registrable Securities held by the undersigned may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c), (C) when they shall have ceased to be outstanding or (D) two years from the date of effectiveness of the Registration Statement.

b. In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i)  except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for as long as Subscriber continues to hold Registrable Securities.

(ii)  advise Subscriber within three Business Days:

(1)  when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)  of the issuance by the Commission of any stop order or other matter causing the suspension of the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)  of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)  subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Issuer;

(iii)  use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)  upon the occurrence of any event contemplated in Section 6(b)(ii)(4), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  use its commercially reasonable efforts to cause all Acquired Shares to be listed on the primary securities exchange or market, if any, on which the Shares issued by the Issuer have been listed; and

(vi)  use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and to enable Subscriber to sell the Acquired Shares under Rule 144.

c.  Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay the filing or postpone the effectiveness of the Registration Statement, and from time to time to suspend the use or effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than 60 consecutive calendar days, or more than 120 total calendar days, in each case during any 12-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

d.  Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 6; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one Business Day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

e. Indemnification.

(i)  The Issuer agrees to indemnify and hold harmless, to the fullest extent permitted by law, Subscriber, its directors, managers, officers, employees, agents, trustees, partners, members, managers, stockholders, affiliates, investment advisors and each person or entity who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by or on behalf of such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section (e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a Prospectus made available by the Issuer in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Agreement.

(ii)  In connection with any Registration Statement in which Subscriber is participating, Subscriber shall furnish to the Issuer in writing such information and affidavits as the Issuer reasonably requests for use in connection with any such Registration Statement or Prospectus. Subscriber agrees, severally and not jointly with any other investor that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, the Issuer, its directors and officers and agents and employees and each person or entity who controls the Issuer (within the meaning of Section 15 of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented external attorneys’ fees) resulting from or arising out of any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in the case of an omission) in and are based on any information or affidavit so furnished in writing by or on behalf of such Subscriber expressly for use therein; provided, however, that in no event shall the liability of each such Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber from the sale of Acquired Shares pursuant to such Registration Statement giving rise to such indemnification obligation.

(iii)  Any person or entity entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which shall not be unreasonably withheld, conditioned or delayed. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)  The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Acquired Shares.

(v)  If the indemnification provided under this Section 6(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 6(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(e)(v) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6(e)(v)  shall be individual, not joint and several, and in no event shall the liability of any Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

7.  Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Reorganization Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) if the conditions to Closing set forth in Section 2(b) are not satisfied at, or are not capable of being satisfied on or prior to, the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (d) November 3, 2021 (which date may not be amended without Subscriber’s prior written consent) if the closing of the Transactions has not occurred on or before such date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber in writing (with email being sufficient) of the termination of the Reorganization Agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by Subscriber of the Purchase Price for the Acquired Shares, the Issuer shall promptly (but not later than one (1) Business Day thereafter) return the Purchase Price to Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

8.  Additional Agreements and Waivers of Subscriber

a. Trust Account Waiver. Subscriber acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. Subscriber further acknowledges that, as described in SPAC’s prospectus relating to its initial public offering dated August 25, 2020 (the “August 2020 Prospectus”), available at sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of its public shareholders and the underwriters of its initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the August 2020 Prospectus. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided however, that nothing in this Section 8 shall (x) serve to limit or prohibit the Subscriber’s right to pursue a claim against Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Subscriber may have in the future against Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of SPAC acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of SPAC. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to SPAC’s certificate of incorporation in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Account or SPAC or otherwise. In the event Subscriber has any claim against SPAC as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against SPAC and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. This paragraph shall survive any termination of this Subscription Agreement.

b. No Hedging. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales or engage in other hedging transactions of any kind with respect to the Acquired Shares during the period from the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). Nothing in this Section 8(b) shall prohibit such persons from engaging in hedging transactions with respect to other securities of SPAC, including Shares acquired in open market purchases, so long as such person does not create any “put equivalent position,” as such term is defined in Rule 16a-1 under the Exchange Act, or short sale positions, with respect to the Acquired Shares, nor shall this Section 8(b) prohibit (i) any other investment portfolios of the Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in this transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales or engaging in other hedging transactions and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement.

9.  Issuer’s Covenants

a.  Except as contemplated herein, the Issuer, its subsidiaries and their respective affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

b.  With a view to making available to Subscriber the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of the Issuer to the public without registration, the Issuer agrees, for so long as Subscriber holds Registrable Securities:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii) furnish to Subscriber so long as it owns Acquired Shares, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer (public availability on the Commission’s EDGAR system (or successor system) being sufficient) and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

c.  The Issuer will use the proceeds from the sale of the Acquired Shares and the shares issued and sold pursuant to the Other Subscription Agreement as described in the Issuer’s definitive proxy statement on Schedule 14A delivered to its shareholders in connection with the Transactions.

d.  The legend described in Section 5(g) shall be promptly removed and the Issuer shall issue a certificate without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery to Subscriber’s identified custodial accounts, if (i) such Acquired Shares are registered for resale under the Securities Act, upon the sale thereof, (ii) in connection with a sale, assignment or other transfer, such holder provides the Issuer with an opinion of counsel, in a form reasonably acceptable to the Issuer, to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Acquired Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for the Issuer to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, the holder provides the Issuer with an undertaking to effect any sales or other transfers in accordance with the Securities Act. The Issuer shall be responsible for the fees of the Transfer Agent and all DTC fees associated with such issuance and Subscriber shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, fees and disbursements of their legal counsel and any applicable transfer taxes). The Issuer shall provide a personal contact at the Issuer’s transfer agent and shall use its commercially reasonable efforts to cause its transfer agent to promptly respond to legend removal requests made by Subscriber in accordance with this provision.

10. Miscellaneous.

a.  Each party hereto acknowledges that the other parties hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties made by such party and contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other parties hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects. Subscriber further acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the representations and warranties of the Subscriber contained in this Subscription Agreement applicable to the Placement Agents.

b.  Each of the Issuer, SPAC and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Each of the Placement Agents and Payoneer is entitled to rely upon the representations and warranties made by SPAC and Subscriber in this Subscription Agreement.

c.  This Subscription Agreement may not be transferred or assigned without the prior written consent of each of the other parties hereto. Notwithstanding the foregoing, this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investor advisor, without the prior consent of the Issuer or SPAC, provided that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager or investment advisor as Subscriber or by an affiliate of such investment manager or investment advisor, unless consented to in writing by the Issuer and SPAC. Neither this Subscription Agreement nor any rights that may accrue to the Issuer or SPAC hereunder or any of the Issuer’s or SPAC’s obligations may be transferred or assigned other than pursuant to the Transactions.

d.  All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. All covenants made by each party hereto in this Subscription Agreement required to be performed after the Closing shall expire upon performance. All other agreements made by each party hereto in this Subscription Agreement shall expire at the Closing.

e.  The Issuer and SPAC may request from Subscriber such additional information as the Issuer and/or SPAC, as applicable, may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, each of the Issuer and SPAC agrees to keep any such information provided by Subscriber confidential; provided, further, that upon recipient of such additional information, the Issuer and SPAC shall be allowed to convey such information to each Placement Agent and/or Payoneer and such Placement Agent or Payoneer, as applicable, shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

f.  This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

g.  This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

h.  Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.  If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j.  This Subscription Agreement may be executed in two or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

k.  Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

l. The Issuer shall be responsible for the fees of the Transfer Agent, the escrow agent, stamp taxes and all of DTC’s fees associated with the issuance of the Acquired Shares.

m. Subscriber understands and agrees that (i) no disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Acquired Shares; (ii) the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, SPAC, Payoneer, the Transactions or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer and/or SPAC; and (iii) in connection with the issue and purchase of the Acquired Shares, the Placement Agents have not acted as the Subscriber’s financial advisor, tax or fiduciary.

n.  Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(A)  if to Subscriber, to such address or addresses set forth on the signature page hereto;

(B)  if to SPAC, to:

FTAC Olympus Acquisition Corp.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Attention:	Amanda Abrams
Telephone:	(215) 701-9555
Email:	aabrams@cohenandcompany.com

with a required copy to (which copy shall not constitute notice):

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention:	Howard A. Kenny Jeffrey A. Letalien
Telephone:	212-309-6000
E-mail:	howard.kenny@morganlewis.com; jeffrey.letalien@morganlewis.com

(C)  if to the Issuer, to:

New Starship Parent Inc.

c/o FTAC Olympus Acquisition Corp.

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Attention:	Amanda Abrams
Telephone:	(215) 701-9555
Email:	aabrams@cohenandcompany.com

with a required copy to (which copy shall not constitute notice):

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention:	Howard A. Kenny
Jeffrey A. Letalien
Telephone:	212-309-6000
E-mail:	howard.kenny@morganlewis.com; jeffrey.letalien@morganlewis.com with a required copy to (which copy shall not constitute notice):

Payoneer Inc.

150 West 30th St., Suite 600,

New York, New York, 10001, USA

Attn:	Scott Galit, CEO Tsafi Goldman, CLRO

E-mail:	scottga@payoneer.com
E-mail:	tsafigo@payoneer.com

with a required copy to (which copy shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:	Lee Hochbaum Evan Rosen Byron Rooney

Telephone:	212-450-4000
E-mail:	lee.hochbaum@davispolk.com; evan.rosen@davispolk.com; byron.rooney@davispolk.com

o.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

p.  This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(n) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(p).

q.  If, any change in the Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Acquired Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

r. SPAC shall, by 9:00 a.m., New York City time, on the first Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other material, nonpublic information that SPAC or any of its officers, directors, employees or agents (including the Placement Agents) has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to SPAC’s knowledge, Subscriber shall not be in possession of any material, non-public information received from SPAC or any of its officers, directors or employees or agents (including the Placement Agents) and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with SPAC, the Placement Agents or any of their affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, neither SPAC nor Issuer shall publicly disclose the name of Subscriber or any of its affiliates or its investment adviser, or include the name of Subscriber or any of its affiliates or its investment adviser (i) in any press release without the prior written consent of Subscriber or (ii) in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except as required by state or federal securities law, any governmental authority or stock exchange rule, in which case SPAC or Issuer, as applicable, shall provide Subscriber with prior written notice of such disclosure permitted under hereunder.

11. Non-Reliance and Exculpation.

The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Issuer.  The Subscriber agrees that neither (i) any other purchaser pursuant to other subscription agreements entered into in connection with the Subscription (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser) nor (ii) the Placement Agents, their respective affiliates or any of their or their affiliates’ respective control persons, officers, directors or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares, except in each case, to the extent resulting from such Placement Agent’s own gross negligence, fraud or willful misconduct.

12. Massachusetts Business Trust.

If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Issuer, SPAC and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

New Starship Parent Inc.

By:
Name:
Title:

FTAC Olympus Acquisition Corp.

By:
Name:
Title:

Date: February 3, 2021

Signature Page to
Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name: Title:	Name: Title:

Date:  February 3, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different)

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Acquired Shares subscribed for:

Signature Page to
Subscription Agreement

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Number of Acquired Shares subscribed for and aggregate Purchase Price accepted and agreed to as of this 3rd day of February, 2021, by:

FTAC Olympus Acquisition Corp.

By:
Name:
Title:

Signature Page to
Subscription Agreement

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check each of the following subparagraphs):

	1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor”.
	2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)
SUBSCRIBER:

	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

FINRA Rule 4512(c) states that an “institutional account” shall mean any person who comes within any of the below listed categories. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “institutional account.”

☐ a bank, savings and loan association, insurance company or registered investment company;

☐ an investment adviser registered either with the Commission under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions); or

☐ any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below that apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐ An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Securities Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any entity in which all of the equity owners are accredited investors.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-2

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

☐ An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐ A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in the foregoing paragraph and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) in the foregoing paragraph;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000.  For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-3